EXHIBIT 5.3




April 17, 2006

Mission West Properties, Inc.
10050 Bandley Drive
Cupertino, CA 95014

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel for Mission West Properties, Inc., a Maryland corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 proposed to be filed with the Securities and Exchange Commission on or about April 17, 2006 (the "Registration Statement").

     The Registration Statement covers the registration for resale of up to 86,088,095 shares of common stock, $0.001 par value per share, of the Company (the "Shares"), which might be issued in exchange for units of limited partnership interests ("O.P. Units") of Mission West Properties L.P., a Delaware limited partnership, Mission West Properties L.P. I, a Delaware limited partnership, Mission West Properties L.P. II, a Delaware limited partnership, and Mission West Properties L.P. III, a Delaware limited partnership (collectively, the "Operating Partnerships"), by the holders of the O.P. Units. The O.P. Units may be tendered in redemption or exchange for the Shares upon the conditions set forth in the agreement of limited partnership of each of the Operating Partnerships and as set forth in the Exchange Rights Agreement dated as of December 29, 1998 among the Company, the Operating Partnerships and the holders of the O.P. Units (the "Exchange Rights Agreement").

     We have reviewed the corporate proceedings of the Company with respect to the authorization of the Registration Statement and the Exchange Rights Agreement and have reviewed the limited partnership agreement of each of the Operating Partnerships. We have also examined and relied upon such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

     We further assume, without investigation, that all Shares will be issued in accordance with the terms of the Exchange Rights Agreement and the limited partnership agreements and that the purchase price of each of the Shares will be at least equal to the par value of such Shares, except as otherwise authorized in the future in accordance with the Maryland General Corporation Law.

     This opinion is limited solely to the Maryland General Corporation Law as applied by courts located in Maryland, the applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting those laws, as well as to applicable provisions of the Delaware Revised Uniform Limited Partnership Act and California law in effect as of the date of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon the tender of O.P. Units for exchange or redemption in accordance with the Exchange Rights Agreement and the limited partnership agreements, will be validly issued, fully paid and non-assessable.

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     We hereby  consent  to the filing of this  opinion  as  Exhibit  5.3 to the
Registration Statement, and as an exhibit to any further registration statement to be filed pursuant to SEC Rule 462(b) with respect to the shares, and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                                    Very truly yours,

                                                    /s/ BINGHAM MCCUTCHEN LLP
                                                    ----------------------------
                                                    BINGHAM MCCUTCHEN LLP